Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

World Fuel Services Corporation, a Florida corporation

- World Fuel Services Americas, Inc., a Delaware corporation

- World Fuel Services, Inc., a Texas corporation

- PAFCO LLC, a Delaware limited liability company (4)

- Advance Petroleum, Inc., a Florida corporation

- PetroServicios de Mexico S.A. de C.V., a Mexico corporation (1)

- Servicios Auxiliares de Mexico S.A. de C.V., a Mexico corporation (1)

- Baseops Mexico S.A. de C.V., a Mexico corporation (5)(3)

- World Fuel Services Company, Inc., a Florida corporation

- Atlantic Fuel Services, S.A., a Costa Rica corporation (3)

- Baseops International, Inc., a Texas corporation

- Casa Petro S.A., a Costa Rica corporation

- PetroServicios de Costa Rica S.A., a Costa Rica corporation (2)

- Resource Recovery of America, Inc., a Florida corporation (3)

- IRC Oil Technics, Inc., a Delaware corporation (3)

- World Fuel Cayman Holding Company II, a Cayman Islands corporation (3)

- World Fuel Cayman Holding Company I, a Cayman Islands corporation

- Marine Energy Arabia Establishment Ltd., a British Virgin Islands corporation

- Marine Energy Arabia Co. LLC, a United Arab Emirate corporation, a majority controlled subsidiary

- Trans-Tec International S.R.L., a Costa Rica corporation

- World Fuel ApS, a Denmark corporation (3)

- World Fuel International S.R.L., a Costa Rica corporation

- World Fuel Singapore Holding Company I Pte. Ltd., a Singapore corporation

- World Fuel Singapore Holding Company II Pte. Ltd., a Singapore corporation

- World Fuel Services (Singapore) Pte. Ltd., a Singapore corporation

- Trans-Tec Services (Japan) Co., K.K., a Japan corporation

- Oil Shipping B.V., a Netherlands corporation

- Oil Shipping (Bunkering) B.V., a Netherlands corporation

- Oil Shipping (Hong Kong) Ltd., a Hong Kong corporation (3)

- Norse Bunkers AS, a Norway corporation

- World Fuel Services (Thailand) Ltd., a Thailand corporation (3) (9)

- World Fuel Cayman Holding III, a Cayman Islands corporation

- World Fuel Services Finance Company S.a.r.L., a Luxembourg corporation

- Baseops Europe Ltd., a United Kingdom corporation (3)

- AirData Limited, a United Kingdom corporation (3)

- Trans-Tec Services (UK) Ltd., a United Kingdom corporation (3)

- Trans-Tec Services (Singapore) Pte. Ltd., a Singapore corporation (3)

- World Fuel Services Limited, a United Kingdom corporation (3)

- Bunkerfuels UK Limited, a United Kingdom corporation (3)

- World Fuel Services European Holding Company I, Ltd., a United Kingdom corporation

- World Fuel Services Europe, Ltd., a United Kingdom corporation

SUBSIDIARIES OF THE REGISTRANT (continued)

- Tramp Holdings Limited, a United Kingdom corporation

- Tramp Group Limited, a United Kingdom corporation

- Tramp Oil & Marine Limited, a United Kingdom corporation

- Tramp Oil Aviation Limited, a United Kingdom corporation (3)

- Tramp Chartering Limited, a United Kingdom corporation (3)

- TOM Oil Limited, a United Kingdom corporation (3)

- Tramp Oil & Marine (Med) Limited, a United Kingdom corporation (3)

- TOM Oil (Broking) Limited, a United Kingdom corporation (3)

- Tramp Oil Fuel Supplies Ltd., a United Kingdom corporation (3)

- Tramp Oil Products Limited, a United Kingdom corporation (3)

- Debt Enforcement Services Limited, a United Kingdom corporation (3)

- Tramp Oil & Marine (Far East) Pte. Ltd., a Singapore corporation

- Tramp Oil & Marine (Romania) SRL, a Romania corporation (3)

- Tramp Oil Germany GmbH & Co KG, a German partnership

- Tramp Oil Schiffahrts-Undhandelsges mbH & Co., a German corporation

- Tramp Oil (Brasil) Limitada, a Brazil corporation (6)

- Tobras Distribuidora de Combustivrs Ltda., a Brazil corporation

- Tramp Oil & Marine (South Cone) S.A., a Chile corporation (7)

- Tramp Oil & Marine (Argentina) SA, a Argentina corporation

- SCG Agencia de Naves SA, a Chile corporation

- Inversione SCG SA, a Argentina corporation (10)

- Naveria Cono Svr SA, a Chile corporation (8)

(1)	These corporations are owned 50% by Advance Petroleum, Inc. and 50% by World Fuel Services Corporation.
(2)	This corporation is owned 55% by Casa Petro S.A. and 45% by World Fuel Services Corporation.
(3)	These corporations are inactive.
(4)	This limited liability company is a joint venture company which is equally owned by World Fuel Services, Inc. and Signature Flight Support Corporation, a Delaware corporation unrelated to the Registrant.
(5)	This corporation is owned 50% by Advance Petroleum, Inc. and 50% by Baseops International, Inc.
(6)	This corporation is 67% owned by Tramp Group Limited
(7)	This corporation is 65% owned by Tramp Group Limited
(8)	This corporation is owned 97% by Inversione SCG SA and 3% by SCG Agencia de Naves SA
(9)	This corporation is owned 94% by World Fuel Singapore Holding Company I Pte. Ltd. and 1% by each of World Fuel Services Thailand I through VI LLCs
(10)	This corporation is owned 35% by Tramp Oil & Marine (South Cone) S.A.